UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2026

PENN Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2026, PENN Entertainment, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with HG Vora Capital Management, LLC and certain related parties (collectively, “HG Vora”).

The Cooperation Agreement provides, among other things, that the Board of Directors (the “Board”) of the Company will take all action necessary to appoint Heather Ace as a Class II director with a term expiring at the Company’s 2028 Annual Meeting of Shareholders, Jeffrey Fox as a Class II director with a term expiring at the Company’s 2028 Annual Meeting of Shareholders and Fabio Schiavolin as a Class III director with a term expiring at the Company’s 2026 Annual Meeting of Shareholders. The Cooperation Agreement further provides that the Company will use its reasonable best efforts to cause the election of Mr. Schiavolin at the Company’s 2026 Annual Meeting of Shareholders, including by listing Mr. Schiavolin in the proxy card prepared, filed and delivered in connection with such meeting and recommending that the Company’s shareholders vote in favor of the election of Mr. Schiavolin and otherwise supporting him for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. The Company has agreed to not decrease the number of directors classified as Class II to fewer than four directors until after the date of the Company’s 2028 Annual Meeting of Shareholders.

Pursuant to the Cooperation Agreement, HG Vora has agreed to abide by certain customary standstill restrictions, and the Company and HG Vora have also agreed to certain non-disparagement obligations, in each case which remain in effect until the forty-five days prior to the deadline for the submission of shareholder nominations of directors and business proposals for the Company’s 2028 Annual Meeting of Shareholders. The Cooperation Agreement also contains certain customary voting commitments by HG Vora and other provisions.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On February 22, 2026, the Board appointed Ms. Ace to the Board as a Class II director with a term expiring at the Company’s 2028 Annual Meeting of Shareholders, Mr. Fox to the Board as a Class II director with a term expiring at the Company’s 2028 Annual Meeting of Shareholders and Mr. Schiavolin to the Board as a Class III director with a term expiring at the Company’s 2026 Annual Meeting of Shareholders. In connection with the appointments of Ms. Ace, Mr. Fox and Mr. Schiavolin, the Board (i) increased the size of the Board from eight to eleven members, (ii) increased the number of Class II directors from two to four, and (iii) increased the number of Class III directors from three to four.

Except for the Cooperation Agreement, there were no arrangements or understandings pursuant to which Ms. Ace, Mr. Fox or Mr. Schiavolin were appointed to the Board. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Ms. Ace, Mr. Fox or Mr. Schiavolin that would be reportable under Item 404(a) of Regulation S-K.

Ms. Ace, Mr. Fox and Mr. Schiavolin will participate in the same compensation program as each of the Company’s other non-employee directors. This program for the most recent fiscal year is described under “Non-Employee Director Compensation” in the Company’s proxy statement for its 2025 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 28, 2025.

Item 7.01. Regulation FD Disclosure.

On February 23, 2026, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and the appointment of Ms. Ace, Mr. Fox and Mr. Schiavolin to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated February 22, 2026, by and between the Company and HG Vora.*
99.1	Press Release, dated February 23, 2026 (furnished under Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 23, 2026	PENN ENTERTAINMENT, INC.

		By:	/s/ Christopher Rogers
Christopher Rogers
Executive Vice President, Chief Strategy and Legal Officer and Secretary